UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2020

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 13, 2020, Ra Medical Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report, among other things, the voting results from the Company’s 2020 Annual Meeting of Stockholders (“Annual Meeting”) held on October 12, 2020, including, among other matters, approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a stock split ratio of between 1-for-25 and 1-for-75. The original report disclosed an adjournment of the Annual Meeting until November 2, 2020. On November 2, 2020, the Company filed an Amendment No. 1 to Original Report (“Amendment No. 1”) with the Securities and Exchange Commission to further amend Item 5.07 of the Original Report to disclose an additional adjournment of the Annual Meeting until November 10, 2020. This Amendment No. 2 to Original Report (“Amendment No. 2”) amends Item 5.07 of the Original Report to disclose the approval by the stockholders to amend to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a stock split ratio of between 1-for-25 and 1-for-75. No other changes have been made to the Original Report.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 5.07 of the Original Report, as amended by Amendment No.1 and as amended hereby, is set forth below.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 12, 2020, the Company held the Annual Meeting, which was adjourned until November 10, 2020 with respect to the voting on the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.  As of August 24, 2020, the record date for the Annual Meeting, 72,468,337 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 52,563,233 shares of common stock were present in person or represented by proxy for the proposals summarized below:

1.

Election of Two Class II Directors. The following nominees were re-elected by the holders of our common stock to serve as our Class II directors to hold office until our 2023 annual meeting of stockholders or until their successors have been duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Martin Colombatto	14,139,592	9,024,886	24,995,185
Joan Stafslien	18,065,178	5,099,300	24,995,185
2.

Approval of Amendment to Company’s 2018 Equity Incentive Plan. The amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock reserved thereunder by 9,000,000 shares was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,876,831	10,461,260	826,387	24,995,185
3.

Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Issued and Outstanding Common Stock. The approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a stock split ratio of between 1-for-25 and 1-for-75, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,305,301	15,032,584	225,348	—
4.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
43,209,325	4,298,256	652,082	—

At the time of the Annual Meeting on October 12, 2020, there were insufficient votes to pass Proposal 3, which sought to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a stock split ratio of between 1-for-25 and 1-for-75, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range. On October 12, 2020, the Annual Meeting was adjourned prior to voting on Proposal 3 to allow additional time for voting. As announced during the Annual Meeting on October 12, 2020, the Annual Meeting was set to reconvene at 9:00 a.m. Pacific Time on November 2, 2020. During the reconvened Annual Meeting on November 2, 2020, the Annual Meeting was adjourned for a second time until 1:30 p.m. Pacific Time on November 10, 2020 to allow additional time for voting on Proposal 3. During the reconvened Annual Meeting on November 10, 2020, the Company’s stockholders approved Proposal 3, as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: November 10, 2020	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary